Exhibit 10.18

Amendment No. 15 to the License Agreement

This Amendment No. 15 ("Amendment No. 15"), effective as of January 15, 2019 ("Amendment Effective Date"), to the License Agreement dated as of November 1, 1994, by and between S&P Dow Jones Indices, LLC ("S&P")  and Cboe Exchange, Inc. ("CBOE"), as previously amended by Amendment No. 1 effective January 15, 1995, Amendment No. 2 effective April 1, 1998, Amendment No. 3 effective July 28, 2000, Amendment No. 4 effective October 27, 2000, Amendment No. 5 effective March 1, 2003, Amended and Restated Amendment No. 6 effective February 24, 2009 (which implemented "Addendum No. 1"), Amended and Restated Amendment No. 7 effective February 24, 2009, Amendment No. 8 effective January 9, 2005, Amendment No. 10 effective June 19, 2009, Amendment No. 11 effective April 29, 2010, Amendment No. 12 effective March 8, 2013, Amendment No. 13 effective December 21, 2017, and Amendment No. 14 effective December 20, 2018 (Amendment No. 9 effective April 23, 2007 having been terminated as of February 24, 2009), (the License Agreement, as so amended, the "Prior Agreement"). This Amendment No. 15 and the Prior Agreement shall hereafter be known as the "Agreement".

WHEREAS, S&P desires to grant and CBOE desires to receive the license for CBOE and its Affiliates to use the indexes listed in Exhibit C attached hereto and such modified or successor indexes as they exist from time to time (such indices, collectively, “Select Sector Indices”) as the basis for Standardized Option Contracts to be listed for trading on an Organized Securities Market as described in paragraph 3 of Amendment No. 13 to the Prior Agreement and as further set forth in this Amendment No. 15; and

WHEREAS, S&P and CBOE desire to grant cross licenses to allow the parties to create, use, license and commercialize Amendment No. 6 Indexes based on the Select Sector Indices, and for CBOE and its Affiliates to create, issue, sell, list and trade Products based on such Amendment No. 6 Indexes as described in Addendum No. 1 to the Prior Agreement and as further set forth in this Amendment No. 15.

NOW THEREFORE, the parties agree as follows:

1.	Terms that are used in this Amendment No. 15 but not modified or otherwise redefined herein shall have the respective meanings set forth in the Prior Agreement.
2.

The recitals of the Prior Agreement are hereby amended so that the defined term “S&P Indexes” includes each of the Select Sector Indices and the defined term “S&P Marks” includes the mark “Select Sector”.

3.	Paragraph 3(h) in the Prior Agreement is hereby amended to read in its entirety as follows:

(h)Subject to the terms and conditions of this Agreement, S&P hereby grants to CBOE a non-transferable, non-assignable, non-sub-licensable, license, with respect to each of the indexes listed in Exhibit C hereto and such modified or successor indexes as they exist from time to time (such indices, collectively, “Select Sector Indices”), for CBOE and its Affiliates to use each of the Select Sector Indices as the basis for Standardized Option Contracts to be listed for trading on an Organized Securities Market in the United States and to use and refer to the S&P Marks associated with the Select Sector Indices in connection with the trading, marketing and promotion of such Standardized Options Contracts and with making disclosure about such Standardized Options

CONFIDENTIAL

Contracts as CBOE and its Affiliates deem necessary or desirable under any applicable laws, rules or regulations in order to indicate the source of the Select Sector Indices.  The foregoing license for use of the Select Sector Indices in creating, issuing and listing for trading Standardized Option Contracts in the United States shall be exclusive for so long as the license granted to CBOE with respect to the S&P 500 in paragraphs 3(a) and 3(c) of this Agreement is exclusive in the United States, and except for Section 6(d), shall be subject to all of the terms and conditions of this Agreement (including Addendums hereto) that apply to use of the S&P 500 Index for Standardized Option Contracts and related Amendment No. 6 Indexes, including without limitation, with respect to the license fees payable by one party to the other party.  For the avoidance of doubt, Standardized Option Contracts based on the Select Sector Indices and Products based on Amendment No. 6 Indexes based directly or indirectly on the Select Sector Indices shall not be SPX Min/Max Products or VIX Min/Max Products.

4.	Exhibit C to the Prior Agreement is hereby deleted from the Prior Agreement in its entirety and replaced with the Exhibit C attached hereto.
5.	S&P and CBOE agree that paragraph 3(n) of the Prior Agreement is hereby amended to read in its entirety as follows:

(n)Unless it has obtained CBOE’s prior written consent, S&P shall not grant any third party a license to use any of the Select Sector Indices in connection with trading Standardized Option Contracts outside the United States for so long as the license granted to CBOE with respect to the S&P 500 remains exclusive in the United States.  At the request of CBOE, S&P will grant an exclusive license for CBOE and/or Affiliates of CBOE to use those S&P Indexes for which an exclusive worldwide license was in effect immediately preceding December 21, 2017 and the Select Sector Indices for Standardized Options Contracts traded on an Organized Securities Market in a territory outside the United States if there is no applicable local proposed, pending or existing legislation on the date of grant or known date in the future that, either (i) would prohibit or treat as unlawful the grant of such a license to CBOE, or (ii) as a result of the license to CBOE, would require that S&P grant a similar non-exclusive license to third parties.

6.

The first paragraph of Addendum No. 1 to the Prior Agreement (entitled “Purpose of Addendum No. 1”) is hereby amended so that the defined term “Underlying S&P Indexes” includes each of the Select Sector Indices.

7.	Paragraph 1(o) of Addendum No. 1 to the Prior Agreement is hereby amended to read in its entirety as follows:

(o)“S&P Amendment No. 6 Marks” means the S&P trademarks “Standard & Poor’s”, “S&P”, “S&P 500”, “S&P 100”, “Select Sector” and any other trademark that the parties hereafter agree in writing shall constitute an S&P Amendment No. 6 Mark for purposes of this Amendment No. 1.

8.

Notwithstanding anything to the contrary in the Agreement, any registrations with respect to the mark “Select Sector” shall be sought and maintained and any enforcement of the “Select Sector” mark shall be enforced solely within S&P’s discretion.

CONFIDENTIAL

9.

CBOE shall be the “Benchmark Administrator” (as the term is defined under the IOSCO Principles for Financial Benchmarks (“IOSCO Principles”), and the European Benchmarks Regulation (“BMR”), as applicable) with respect to the Amendment No. 6 Indexes (including, without limitation, any Amendment No. 6 Indexes based on the Select Sector Indices), and CBOE shall implement and maintain calculation systems and procedures that comply with the IOSCO Principles, the BMR and all applicable laws, rules and regulations, with respect to such Amendment No. 6 Indexes (including, without limitation, any Amendment No. 6 Indexes based on the Select Sector Indices).   In connection with its role as Benchmark Administrator:

a. S&P shall have the right, upon at least thirty (30) days prior written notice, during CBOE’s normal business hours and at S&P’s expense, to review and inspect CBOE’s calculation systems and procedures and business records and procedures, solely to the extent necessary in order to determine whether CBOE is calculating the  Amendment No. 6 Indexes in accordance with the requirements of this Section 9, and applicable law and regulations (such review, an “S&P Calculation Inspection”).  Such S&P Calculation Inspection will be subject to CBOE’s reasonable confidentiality, compliance, and site security policies, and staff availability.  In the event that the S&P Calculation Inspection reveals errors, deficiencies, or conflicts of interests in CBOE’s calculation systems and procedures, the parties will cooperate and collaborate to expediently resolve any such issues.  CBOE agrees to give commercially reasonable consideration and attention to S&P's request(s) to make specified modifications to its calculation systems and procedures consistent with industry best practices and applicable law.

b. CBOE will notify S&P as soon as reasonably practicable of any development that is likely to have a material impact on CBOE’s ability to effectively carry out the calculation and distribution with respect to the Amendment No. 6 Indexes in compliance with applicable law and regulatory requirements.  Upon prior written notice from S&P, CBOE shall use reasonable efforts to cooperate with any request for information from the relevant competent authority in connection with the calculation and distribution of the Amendment No. 6 Indexes that are registered benchmarks under BMR.

c. In addition, with respect to Amendment No. 6 Indexes have been registered under BMR, CBOE shall grant to S&P and the representative(s) of the relevant competent authority (“Representative(s)”), access (i) to data relating to the calculation and distribution of the Amendment No. 6 Indexes and (ii) to its premises insofar as such access is necessary to enable the Representatives to fulfill their regulatory functions pursuant to BMR. Unless otherwise required (1) by BMR and/or any other relevant law or regulation and/or (2) by any relevant competent authority under BMR: (A) S&P shall provide CBOE with (i) at least thirty (30) days prior written notice of its own request or (ii) prompt notice of any request received by S&P from a competent authority, for access to CBOE’s premises; (B) such access shall be granted by CBOE to S&P and to the relevant competent authority only at reasonable times during the business hours of the relevant  premises and to a reasonable number of persons representing S&P and/or Representatives; (C) S&P shall comply with CBOE’s policies on physical and information security and any other reasonable requests to protect information security or commercially sensitive information; (D) access will be granted by CBOE to documents and other data only insofar as it is specifically relevant to the calculation and distibuton of the Amendment No. 6 Indexes and such data may be redacted to the extent that it contains commercially sensitive proprietary information; and (E) no copies of CBOE data shall be made or removed from CBOE’s premises without CBOE’s written consent.

CONFIDENTIAL

10.

S&P and CBOE hereby agree to enter into an amendment to the Derivative Index License Agreement dated February 24, 2009 between CBOE and S&P Opco, LLC (as successor in interest to Standard & Poor’s Financial Services LLC) (the “DILA”) in order to memorialize their agreement that the parties be able to create, use, license and commercialize Derivative Indexes based on the Select Sector Indices and Products based on such Derivative Indexes, subject to all of the terms and conditions that apply to the license granted in the DILA with respect to using the S&P 500 Index and/or financial interests based on the S&P 500 Index among the inputs to create Derivative Indexes and Products, including without limitation, with respect to the fees payable by one party to the other party (as stated in Exhibit D to the DILA).  The aforementioned amendment shall include the following terms:

a. CBOE will be the Benchmark Administrator (as the term is defined under the IOSCO Principles and BMR, as applicable) with respect to any CBOE Derivative Index (including, without limitation, CBOE Derivative Indexes based on the Select Sector Indices), and CBOE will comply with the IOSCO Principles and applicable laws, rules and regulations with respect to such CBOE Derivative Indexes.

b. The parties shall incorporate the terms set forth in Section 9 above with respect to the CBOE Derivative Indexes.

11.

For the avoidance of doubt, to the extent there is any conflict between the terms of Amendment No. 13 to the Agreement or the terms of the DILA in effect on the date of this Amendment, on the one hand, and the terms of this Amendment No. 15 on the other hand, this Amendment No. 15 shall control.

The terms and conditions of this Amendment No. 15 are acknowledged and agreed to:

CHICAGO EXCHANGE, INC.		S&P DOW JONES INDICES, LLC

Signature:	/s/ John F. Deters	Signature:	/s/ Bo Chung
Name:	John F. Deters	Name:	Bo Chung
Title:	CSO & Head of MAS	Title:	Managing Director
Date:	1/25/2019	Date:	1/25/2019

CONFIDENTIAL

Exhibit C

(to the License Agreement)

Select Sector Indices

Index Name	Ticker

Financial Select Sector Index	IXM
Energy Select Sector Index	IXE
Technology Select Sector Index	IXT
Health Care Select Sector Index	IXV
Utilities Select Sector Index	IXU
Consumer Staples Select Sector Index	IXR
Industrials Select Sector Index	IXI
Consumer Discretionary Select Sector Index	IXY
Materials Select Sector Index	IXB
Real Estate Select Sector Index	IXRE
Communications Services Select Sector Index	IXC

CONFIDENTIAL